EXHIBIT 23.2


                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors and Stockholders
Oregon Steel Mills, Inc.:

We consent to the use of our reports dated March 5, 2004, with respect to the consolidated balance sheet of Oregon Steel Mills, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended, and related financial statement schedule, incorporated herein by reference.

(signed) KPMG LLP


Portland, Oregon
March 18, 2004